EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors:

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8, on October 1, 2004, of our report dated March 20, 2007, except Note 2, as to which the date is April 2, 2007, relating to the consolidated financial statements of Striker Oil & Gas, Inc. (formerly Unicorp, Inc.) appearing in the Form 10-KSB for the year ended December 31, 2006.

/s/  Thomas Leger & Co., L.L.P.
Thomas Leger & Co., L.L.P.

Houston, Texas
July 1, 2008